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                                                                    EXHIBIT 4.64


                  AMENDMENT NO. 3 TO CREDIT FACILITY AGREEMENT

THIS AGREEMENT dated as of the 23rd day of November, 2005

BETWEEN:

          PINE VALLEY MINING CORPORATION, a company incorporated under the laws of British Columbia having its registered office at Suite 3000 --1055 West Georgia Street Vancouver, BC V6E 3R3 ("PINE VALLEY")

AND:

          FALLS MOUNTAIN COAL INC., a company incorporated under the laws of British Columbia having its registered office at Suite 3000 -- 1055 West Georgia Street Vancouver, BC V6E 3R3 ("FALLS MOUNTAIN")

AND:

          PINE VALLEY COAL LTD., an Alberta corporation having its principal business office at Suite 501 - 535 Thurlow Street, Vancouver, BC V6E 3L2 ("PVC")

AND:

          THE ROCKSIDE FOUNDATION, an Ohio non-profit corporation having an office at 524 North Avenue, Suite 203, New Rochelle, NY 10801-3410 ("ROCKSIDE")

WHEREAS:

A. Pine Valley, Falls Mountain, PVC and Rockside have entered into a Credit Facility Agreement (the "Credit Facility Agreement") dated November 26, 2004 and amended on December 22, 2004 and September 16, 2005 (collectively, the "Amendments") whereby Rockside agreed to make certain credit facilities available to Falls Mountain.

B. Subject to receipt of all necessary regulatory approvals as herein described, the Parties now wish to further amend the Credit Facility Agreement on the terms and conditions set out in herein.

NOW THEREFORE, IN CONSIDERATION of the covenants and agreements in this Agreement, the Parties agree as follows:

1. DEFINED TERMS

In this Agreement, all capitalized terms will have the meaning given to them in the Credit Facility Agreement unless otherwise defined herein.

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2. AMENDMENTS TO CREDIT FACILITY AGREEMENT

2.1 AMENDMENT TO SECTION 2.3

Section 2.3 of the Credit Facility Agreement is hereby deleted in its entirety and replaced with the following new Section 2.3:

Subject to the early repayment provisions in Sections 2.5 and 2.7, Falls Mountain hereby agrees to pay to Rockside the entire outstanding amount of the Credit Facility and any and all accrued and unpaid Interest on or before June 30, 2006. The period between November 29, 2005 and June 30, 2006 is herein called the EXTENSION Period.

3. SUBJECT TO REGULATORY APPROVAL

This Agreement is subject to and will not become effective until the parties have received all necessary regulatory approvals, including the approval of the TSX Venture Exchange.

4. GENERAL

4.1 FULL FORCE AND EFFECT

The Credit Facility Agreement and the Amendments remain in full force and effect except as expressly amended by this Agreement. This Agreement will be read together with the Credit Facility Agreement and the Amendments and will be included in the definition of Agreement in the Credit Facility Agreement.

4.2 GOVERNING LAW

This Agreement will be governed exclusively by, and is to be enforced, construed and interpreted exclusively in accordance with, the laws of British Columbia and the laws of Canada applicable in British Columbia which will be deemed to be the proper law of this Agreement.

4.3 INDEPENDENT LEGAL ADVICE

Rockside acknowledges and agrees that the Pine Valley Group and their counsel, Bull, Housser & Tupper, have recommended that it obtain independent legal advice with respect to the subject matter of this Agreement and Rockside hereby represents and warrants to each of the Pine Valley Group and Bull, Housser & Tupper that Rockside has sought independent legal advice or waives such advice.

4.4 COUNTERPARTS

This Agreement and all documents contemplated by or delivered under or in connection with this Agreement may be executed and delivered in any number of counterparts with the same effect as if all Parties had all signed and delivered the same document and all counterparts will be construed together to be an original and will constitute one and the same agreement.

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4.5 DELIVERY BY FAX

Any Party may deliver an executed copy of this Agreement by fax but that Party will immediately dispatch by delivery in person to the other Parties an originally executed copy of this Agreement.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement the day and year first above written.

PINE VALLEY MINING CORPORATION


Per: /s/ Martin Rip
                   ----------------------------------
Authorized Signatory
I have authority to bind
PINE VALLEY MINING CORPORATION

FALLS MOUNTAIN COAL INC.


Per: /s/ Martin Rip
                   ----------------------------------
Authorized Signatory
I have authority to bind
FALLS MOUNTAIN COAL INC.

PINE VALLEY COAL LTD.


Per:  /s/ Martin Rip
                    ---------------------------------
Authorized Signatory
I have authority to bind
PINE VALLEY COAL LTD.

THE ROCKSIDE FOUNDATION


Per:/s/ Michael Coan
                    ---------------------------------
Authorized Signatory
I have the authority to bind
THE ROCKSIDE FOUNDATION

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